Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
WSFS FINANCIAL CORPORATION

As Adopted on February 23, 2023

i

AMENDED AND RESTATED BY-LAWS
OF
WSFS FINANCIAL CORPORATION

As Adopted on February 23, 2023

ARTICLE I
Stockholders

SECTION 1.   Annual Meetings of Stockholders.

(a)             The annual meeting of the stockholders of the WSFS Financial Corporation (the “Corporation”) shall be held on such date, and at such time and at such place within or without the State of Delaware, as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. The Board of Directors may postpone, reschedule or cancel an annual meeting by providing public notice at any time before such annual meeting date.

(b)            If so provided in the notice of the meeting or by the presiding officer, stockholders may participate in any stockholders’ meeting by conference telephone, similar communications equipment or other electronic communications technology in a fashion pursuant to which the stockholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the stockholders and pose questions to the participants in the meeting. Stockholders so participating will be deemed present at the meeting.

SECTION 2.   Special Meetings of Stockholders.

(a)             Subject to the rights of the holders of any class or series of Preferred Stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”), to call a special meeting of stockholders, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors or by the Secretary, following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2 from stockholders of record who own, and have continuously owned for at least one year ending on the date such request is submitted to the Secretary, in the aggregate, at least 25% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b)            A request from a stockholder of record to call a special meeting of the stockholders shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder of record, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)              a brief description of each matter of business desired to be brought before the special meeting;

(ii)             the reasons for conducting such business at the special meeting; and

(iv)            the information required in Article VI with respect to recommendations of director nominees and stockholder proposals, as applicable, as if each director nominee or stockholder proposal were to be considered at an annual meeting of stockholders.

(c)             Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d)             The Corporation may elect to not call a special meeting of stockholders if (i) the Board of Directors calls an annual or special meeting of stockholders to be held not later than 90 days after the date on which a valid written request has been delivered to the Secretary (the “delivery date”) and at which the same or a substantially similar item of business is to be, or could be brought; (ii) two or more special meetings of stockholders called pursuant to the request of stockholders have been held within the 12-month period prior to the delivery date or (iii) the written request (A) is received by the Secretary at any time from the beginning of the notice period specified in Article VI, Section 2 with respect to the timing requirements for notice for nominations and proposals for annual meetings until the annual meeting contemplated therein is completed; (B) contains an identical or substantially similar item (a “similar item”) to an item that was presented at any meeting of stockholders held within 120 days prior to the delivery date, and for purposes of this clause (B) the election of directors shall be deemed a “similar item” with respect to all items of business involving the election or removal of directors; (C) relates to an item of business that is not a proper subject for stockholder action by the party requesting the special meeting under applicable law; (D) does not comply with this Section 2; or (E) was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

(e)             Subject to the rights of the holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(f)              Special meetings of the stockholders may be held at such time and at such place within or without the State of Delaware as may be stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

SECTION 3.   Notice.

Without limitation on other methods by which notice may be given as authorized by law, any notice to stockholders regarding annual or special meetings of stockholders shall be effective if delivered personally, mailed, or delivered by facsimile number, e-mail or other electronic communication to each stockholder of record entitled to vote at his or her address, facsimile number or address for e-mail or other electronic communication as it appears on the records of the Corporation, or if given by a form of electronic transmission in the manner and to the extent permitted by the Delaware General Corporation Law and other applicable law, in each case at least ten days and not more than 60 days prior to the date of the annual or special meeting (unless otherwise specified by law). Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present. Annual and special meetings of stockholders shall be conducted in accordance with rules and procedures adopted by the Board of Directors.

SECTION 4.   Proxies.

At all meetings of stockholders, any stockholder entitled to vote may vote in person or by proxy. Such proxy or any revocation or amendment thereof shall be in writing, but need not be sealed, witnessed or acknowledged, or a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. Any proxy or any revocation or amendment thereof shall be filed with the Secretary at or before the meeting.

SECTION 5.   Quorum.

Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation) present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. The chair of the meeting or the holders of record of a majority of such shares so present or represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law.

SECTION 6.    Voting.

Subject to the rights of any holder of Preferred Stock as set forth in the Certificate of Incorporation or any Preferred Stock Designation (as defined in Article FOURTH of the Certificate of Incorporation), every holder of record of common stock shall be entitled to vote, in person or by proxy executed in writing and delivered to the Secretary, at or before the meeting and shall be entitled to one vote for each share of stock standing in his or her name. Directors shall be elected by ballot, and, except as otherwise set forth in any Preferred Stock Designation with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation, these Bylaws or any resolution adopted by the Board of Directors, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the vote of a majority of the shares present in person or represented by proxy and entitled to vote with respect thereto.

SECTION 7.    Inspectors of Election.

There shall be appointed, for all meetings of the stockholders, two inspectors of the vote. Such inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. Unless appointed in advance of any such meeting by the Board of Directors, such inspectors shall be appointed for the meeting by the person presiding thereat. No director or candidate for the office of director shall be appointed as such inspector. Such inspectors shall receive, examine and tabulate all ballots and proxies, including proxies filed with the Secretary, shall determine the presence or absence of a quorum and shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the person presiding at such meeting, as the case may be.

ARTICLE II
Directors

SECTION 1.   Composition of the Board of Directors and Quorum.

(a)             Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

(b)            A whole number of directors equal to a majority of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

(c)             Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)            Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation), voting together as a single class.

SECTION 2.   Meetings of the Board of Directors.

(a)             Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board of Directors, or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Executive Committee or of the Chair of the Board of Directors. The person or persons calling a special meeting of the Board of Directors shall, at least 24 hours before the meeting, give notice thereof by any usual means of communication. Such notice may be communicated, without limitation, in person, by mail or private carrier, telephone, facsimile, e-mail or other electronic communication, or in the manner and to the extent permitted by applicable law. A meeting of the Board of Directors may be held without further notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

(b)            Any director may participate in meetings of the Board of Directors by conference telephone, similar communications equipment or other electronic communications technology in a fashion pursuant to which the directors have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the directors and pose questions to the participants in the meeting. Directors so participating will be deemed present at the meeting.

SECTION 3.   Stock Ownership Requirements.

Each Director of the Corporation must be a stockholder of the Corporation and own a minimum amount of shares of the Corporation’s Voting Stock as determined by the Board of Directors from time to time (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation).

SECTION 4.   Committees of the Board of Directors.

(a)             The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(b)            The Board of Directors may, in its discretion, by resolution passed by a majority of the Board of Directors, designate an Executive Committee to consist of the Chief Executive Officer of the Corporation and such number of other directors as a majority of the Board of Directors may from time to time determine (not less than three), which Committee, to the extent provided in said resolution, shall have, and may exercise when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board of Directors or said Committee and except as limited by applicable law. The Board of Directors shall have the power at any time to change the membership of said Committee (subject to the requirement that the Chief Executive Officer be a member thereof), to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such committees as it shall from time to time deem necessary. One-half of the members of such Committee shall constitute a quorum.

(c)             The Executive Committee, and any other committee, if the resolution which designates such committee or a supplemental resolution of the Board of Directors shall so provide, may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

(d)            Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

SECTION 5.   Written Consent in Lieu of A Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III
Officers

SECTION 1.   Offices and Term.

(a)             The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall elect a Chief Executive Officer of the Corporation, a President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may elect such other officers as it may deem proper. Only persons who are specifically elected by the Board of Directors from time to time to serve as officers of the Corporation shall be considered officers of the Corporation. All persons holding the title of President, Executive Vice President or Senior Vice President shall be deemed officers of the Corporation. The Chair of the Board of Directors shall be chosen from the directors. Each meeting of the stockholders and of the Board of Directors shall be presided over by the Chair of the Board of Directors or, in his or her absence, the Chief Executive Officer, or in his or her absence by such director or officer as has been designated by the Board of Directors or, in his or her absence, by such director or officer or other person as is chosen at the meeting.

(b)             The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Board of Directors.

SECTION 2.   Powers and Duties.

Officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

SECTION 3.   Chief Executive Officer.

The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. He or she shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

SECTION 4.   President.

The President shall act in a general executive capacity and shall assist the Chief Executive Officer of the Corporation in the administration and operation of the Corporation’s business and in the supervision of its policies and affairs. During the absence or disability of the Chief Executive Officer, the President shall have the authority to exercise all the powers of the Chief Executive Officer.

SECTION 5.   Vice Presidents.

The Vice President or Vice Presidents shall perform the duties of the President in his or her absence or during his or her disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors or the President.

SECTION 6.   The Secretary.

(a)             The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chief Executive Officer or the President.

(b)             The Secretary or, in his or her absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his or her absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each meeting of the stockholders and of the Board of Directors meeting.

SECTION 7.   The Treasurer.

The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors or the Executive Committee from time to time shall designate. He or she shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him by the Board of Directors, the Chief Executive Officer or the President, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

SECTION 8.   Assistant Secretaries and Treasurers.

The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President. Assistant secretaries and assistant treasurers shall only be considered officers of the Corporation if specifically designated by the Board of Directors as officers of the Corporation.

SECTION 9.   Additional Matters.

The Chief Executive Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary, but persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected to such offices by the Board of Directors. Any employee so designated by the Chief Executive Officer shall have the powers and duties determined by the Chief Executive Officer.

ARTICLE IV
Capital Stock

SECTION 1.   Certificate of Stock.

(a)             The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe consistent with the requirements of the Delaware General Corporation Law unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or, in the case of uncertificated shares of stock, upon receipt of the proper transfer instructions by the holder thereof in person or by his or her attorney.

(b)             The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificate to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(c)             The Corporation shall send to the registered owner of any uncertificated stock a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or other applicable law, unless otherwise provided by the Delaware General Corporation Law or other applicable law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.   Record Date.

(a)             In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than ten days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

(b)            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 3.   Lost, Stolen, Mutilated and Destroyed Certificates.

The Board of Directors may determine the conditions upon which a new certificate of stock or uncertificated shares will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed. The Corporation may require an affidavit from the person or persons claiming the loss, theft, mutilation or destruction of such fact, and any other documentation satisfactory to the Corporation, and may require the owner of the lost, stolen, mutilated or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates or uncertificated shares to be issued.

SECTION 4.   Uncertificated Shares of Stock.

Any or all classes and series of stock, or any part thereof, may be issued as uncertificated stock except that such a provision shall not apply to stock represented by a certificate until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates by Section 1 of this Article. Except as otherwise expressly provided by law, the rights and obligations of the holders of stock represented by certificates and the rights and obligations of the holders of uncertificated stock of the same class and series shall be identical.

ARTICLE V
Checks, Notes, Etc.

All checks on the Corporation’s bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments or contracts, shall be signed by such person or persons as shall be thereunto authorized from time to time by the Board of Directors or by the Committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; provided that the signature of any person so authorized on checks and drafts drawn on the Corporation’s dividend and special accounts may be in facsimile if the Board of Directors or the Committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile; and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument; and provided further, that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

ARTICLE VI
Notice for Nominations and Proposals

SECTION 1.  Procedure for Notice of Stockholder Recommendations of Director Nominees, and Stockholder Proposals.

Recommendations of nominees for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors (or, with respect to director nominations, by the Nominating Committee), or (c) by any stockholder of the Corporation present in person at the meeting who (i) was a stockholder of record at the time of giving of notice provided for in this Article VI and at the time of an annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this subsection as to such proposals or nominations. Clause (c)(iii) in the foregoing sentence provides the exclusive means for a stockholder to make recommendations for director nominations or submit proposals of other business (other than matters properly brought under Rule 14a-8 under the the Exchange Act, and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. In addition, any business proposed by a stockholder to be considered by the stockholders at an annual meeting of stockholders must be a proper matter for stockholder action under the Delaware General Corporation Law and the Articles. For purposes of this Article VI, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, or (iii) a trust, any trustee of such trust. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, stockholders entitled to vote in such election of directors may nominate a person or persons in accordance with the procedure in this Article.

SECTION 2.   Timing Requirements.

Nominations, other than those made by or at the direction of the Nominating Committee of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary date of the date of the immediately preceding annual meeting of stockholders of the Corporation; provided that in the event that the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date or a special meeting called for the purpose of electing directors, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

SECTION 3.   Contents of Notice.

Such stockholder’s notice shall set forth:

(a)             as to each person whom the stockholder recommends for nomination for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant, (iii) a description of all relationships between the proposed nominee and the recommending stockholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending stockholder and the beneficial owner, if any, and the recommended nominee regarding the nomination, and (iv) a description of all relationships between the recommended nominee and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation;

(b)            as to any business other than a recommendation for nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) a description of all contracts, arrangements, understandings and relationships between such stockholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder and (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration); and

(c)             as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, the telephone number of such stockholder, and the name, address and telephone number of such beneficial owner, if any, (ii)(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be updated or supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), (H) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (I) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (J) any direct or indirect material interest in any material contract or agreement of such stockholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (iii) a representation that such stockholder and beneficial owner, if any, intend to be present in person at the meeting, (iv) a representation that such stockholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next annual meeting of stockholders, (v) a completed and signed questionnaire and consent required in clauses (i) and (ii) of Section 4(a), prepared with respect to and signed by such stockholder and beneficial owner, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act, and (2) to otherwise deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and (vii) such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors. For purposes of satisfying the requirements of clause (ii) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (A) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (B) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners.

(d)            A stockholder providing notice pursuant to this Article VI shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article VI shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting.

SECTION 4.      Requirements of Recommended Nominee.

(a)             To be eligible for consideration to be nominated for election or reelection as a director of the Corporation, the notice required pursuant to Section 3 must be accompanied by (i) a written questionnaire with respect to the background and qualification of such recommended nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and (ii) the written consent of each recommended nominee to: (A) provide, within such time period specified by the Corporation, such information concerning the recommended nominee as may reasonably be required by the Nominating Committee and/or Board of Directors to determine the eligibility of such recommended nominee to serve as an independent director of the Corporation, that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, and (B) a background check to confirm the qualifications and character of the recommended nominee and to make such other determinations as the Nominating Committee or the Board of Directors may deem appropriate or necessary, and (iii) the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not a party to any agreement, arrangement or understanding that the nominee has with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and that he or she will promptly disclose to the secretary any such agreement, arrangement, or understanding that arises at any time during the nominee’s service on the Board of Directors, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(b)             A person is not eligible to serve as Director if he or she: (i) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (ii) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (iii) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (A) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (B) breached a fiduciary duty involving personal profit; or (iv) has been nominated by a person who would be disqualified from serving as a Director of this Corporation under this Article VI.

(c)             The Corporation may require the stockholder of record giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and any proposed nominee to furnish any supplemental information reasonably requested by the Corporation to determine that the nomination has met the requirements of this Section 4 and the nominee is qualified to serve on the Board of Directors, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation no later than five business days after the request for subsequent information regarding the nomination has been delivered to such stockholder or nominee.

(d)            Notwithstanding the foregoing provisions of this Article VI, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article VI; provided that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article VI (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Article VI shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(e)             Without limiting the other provisions and requirements of this Article VI unless otherwise required by law, if any stockholder (A)(i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (B) notifies the Corporation that such stockholder no longer intends to solicit proxies in accordance with Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

ARTICLE VII
Offices

The Corporation may have offices either within or without of the State of Delaware at such places as shall be determined from time to time by the directors.

ARTICLE VIII
Amendments

These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors; provided that notice of the proposed change was given in the notice of the meeting given not less than two days prior to the meeting, or by the stockholders by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of Voting Stock (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation), voting together as a single class.

ARTICLE IX
Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought by or in the name of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article IX.

ARTICLE X
Indemnification

(a)             Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”). whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the sane exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided that except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. For all purposes of this Article X, the di rectors of Wilmington Savings Fund Society, FSB, and all officers thereof (as elected or appointed in the manner provided in the by-laws of Wilmington Savings Fund Society, FSB) shall be deemed to be serving at the request of the Corporation as such directors and officers.

(b)             The right to indemnification conferred in paragraph (a) of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(c)             If a claim under paragraphs (a) or (b) of this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Code, nor any actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not meet such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or. in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

(d)            The rights to indemnification aid to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(e)             The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(f)             The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.